UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               March 31, 2004

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code)               (415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7(c). Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events and Regulation FD Disclosure.

     On March 31, 2004, ABM Industries Incorporated announced that Terry Petty has been named Executive Vice President & Chief Operating Officer effective April 1. Mr. Petty will succeed Jess Benton as Chief Operating Officer. Mr. Benton will continue as an Executive Vice President, overseeing the integration of the Company’s recent acquisition of Security Services of America (SSA) and working on other special projects until his anticipated retirement in December 2004.

     On March 31, 2004, ABM Industries Incorporated announced the promotion of Chief Financial Officer George B. Sundby to Executive Vice President. Mr. Sundby, who joined ABM in 2001 as Senior Vice President and Chief Financial Officer was promoted to reflect the breadth of his finance and administrative responsibilities and in recognition of his contributions to the continued progress and growth of ABM over the past several years.

Item 7(c). Exhibits.

99.1	Press release of ABM Industries Incorporated dated March 31, 2004, announcing that Terry Petty has been named Executive Vice President & Chief Operating Officer.

99.2	Press release of ABM Industries Incorporated dated March 31, 2004, announcing the promotion of Chief Financial Officer George B. Sundby to Executive Vice President.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 31, 2004	By:	/s/ George B. Sundby

George B. Sundby
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of ABM Industries Incorporated dated March 31, 2004, announcing that Terry Petty has been named Executive Vice President & Chief Operating Officer.

99.2	Press release of ABM Industries Incorporated dated March 31, 2004, announcing the promotion of Chief Financial Officer George B. Sundby to Executive Vice President.